Exhibit 5.1

August 31, 2021

Blue Star Foods Corp.

3000 NW 109th Avenue

Miami, Florida 33172

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Blue Star Foods Corp., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-1 (the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the proposed offer and sale of (a) a proposed maximum aggregate offering price of $4,000,000 of shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”), (b) a proposed maximum aggregate offering price of $600,000 of shares (the “Option Shares”) for which the Underwriters (as defined below) have been granted an over-allotment option, and (c) a proposed maximum aggregate offering price of $322,000 of Common Stock issuable upon the exercise of warrants (the “Underwriter Warrants”) to purchase shares of Common Stock (the “Underwriter Warrant Shares”) to be issued to the Underwriters as compensation for their services pursuant to the Underwriting Agreement (as defined below). The Shares, the Option Shares, the Underwriter Warrants, and the Underwriter Warrant Shares are collectively referred to as the “Securities.”

The Securities are to be offered and sold by the Company pursuant to an underwriting agreement (the “Underwriting Agreement”) to be entered into by and between the Company and Newbridge Securities Corporation (the “Representative”), as representative of the underwriter(s) (the “Underwriters”) named in the Underwriting Agreement, the form of which is being filed as an exhibit to the Registration Statement.

In connection therewith, we have examined and relied upon original, certified, conformed or other copies of (a) the Certificate of Incorporation and Bylaws, both as amended to date, of the Company; (b) resolutions of the Board of Directors of the Company related to the filing of the Registration Statement, the authorization and issuance of the Securities and related matters; (c) the Registration Statement, the related prospectus contained therein (the “Prospectus”), and the exhibits thereto; (d) the form of Underwriting Agreement, (e) the form of the Underwriter Warrants; and (e) such corporate records of the Company, certificates of public officials, certificates of officers of the Company and other documents, agreements and instruments as we have deemed necessary as to matters of fact and have made such examinations of laws as we have deemed relevant as a basis for the opinions herein contained. In all such examinations, we have assumed the genuineness of all signatures on original documents, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, and the conformity to originals or certified documents of all copies submitted to us as conformed or other copies.

We also have assumed that (i) at the time of any offering or sale, the Registration Statement, and any post-effective amendments thereto, will be effective and comply with all applicable laws, (ii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner described in the Prospectus and any applicable prospectus supplement relating thereto, and (iii) no consent, approval, authorization or other action by, and no notice to or filing with, any governmental body or agency or any other third party is required for the execution, delivery or performance by the Company of any material agreement to which it is a party or, if any such consent, approval, authorization, action, notice or filing is required, it has been or will be duly obtained, taken, given or made and is or will be in full force and effect.

Based upon the foregoing, and subject to the qualifications, assumptions, limitations and exceptions stated herein, we are of the opinion that:

1.	When the Underwriting Agreement has been duly executed and delivered by the respective parties thereto and the Unit Shares and Option Shares have been issued and delivered in accordance with the Underwriting Agreement against payment in full of the consideration payable therefor as determined by the Board of Directors of the Company, or a duly authorized committee thereof, and as contemplated by the Underwriting Agreement, the Shares will be validly issued, fully paid and non-assessable.

2.	When the Underwriting Agreement has been duly executed and delivered by the respective parties thereto, the Underwriter Warrants have been duly executed by the Company and delivered to and paid for by the Underwriters pursuant to the terms of the Underwriting Agreement against payment in full of the consideration payable therefor as determined by the Board of Directors of the Company, or a duly authorized committee thereof, and as contemplated by the Underwriting Agreement and the Underwriter Warrants, the Underwriter Warrants and the Underwriter Warrant Shares will have been duly authorized and if, as and when issued in accordance with the terms of the Underwriter Warrants, the Underwriter Warrant Shares will be validly issued, fully paid and non-assessable.

We are attorneys admitted to practice in New York. We are familiar with the applicable provisions of the Delaware General Corporation Law and reported judicial decisions interpreting those laws, and we have made such inquiries with respect thereto as we consider necessary to render this opinion with respect to a Delaware corporation. This opinion letter is opining upon and is limited to the current federal securities laws of the United States and Delaware law, as such laws presently exist and to the facts as they presently exist. We express no opinion with respect to the effect or applicability of the laws of any other jurisdiction. Our opinion is based on these laws as in effect on the date hereof and as of the effective date of the Registration Statement, and we assume no obligation to revise or supplement this opinion after the effective date of the Registration Statement should the law be changed by legislative action, judicial decision or otherwise. Where our opinions expressed herein refer to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date. Our opinions expressed herein are limited to the matters expressly stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. Not in limitation of the foregoing, we are not rendering any opinion as to the compliance with any other federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder. This opinion is given as of the date hereof and we assume no obligation to update or supplement such opinion after the date hereof to reflect any facts or circumstances that may thereafter come to our attention or any changes that may thereafter occur.

/s/ THE CRONE LAW GROUP, P.C.

THE CRONE LAW GROUP, P.C.

2